UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2015

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000

Plano, Texas

75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

The information required in Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 14, 2015, Monogram Residential Trust, Inc. (which may be referred to herein as the “Company,” “we,” “our” or “us”), through Monogram Residential OP LP, the Company’s operating partnership (the “Operating Partnership”), entered into a $200 million revolving credit facility (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”) by and among KeyBank National Association (“KeyBank”) in its capacity as administrative agent, swing line lender and letter of credit issuer; KeyBanc Capital Markets Inc. and J. P. Morgan Securities LLC, in their capacity as co-lead arrangers and book runners; JPMorgan Chase Bank, N.A. (“JPMorgan”) in its capacity as syndication agent; and other lenders party thereto (together with KeyBank and JPMorgan and the other lenders from time to time party thereto, the “Lenders”). The Revolving Credit Facility includes a sublimit of $25 million for swing line loans and a sublimit of $25 million for letters of credit. The Revolving Credit Facility provides us with the ability from time to time to increase the size of the Revolving Credit Facility up to a total of $400 million, subject to certain conditions. The proceeds of the Revolving Credit Facility may be used by us to acquire and/or develop properties, to refinance existing and future indebtedness, for capital improvements or general working capital needs, and to repurchase shares of our common stock. The Company and certain of its subsidiaries (the “Guarantors”) have guaranteed the Operating Partnership’s obligations under the Revolving Credit Facility.

The Revolving Credit Facility is secured by (a) a first mortgage lien and an assignment of leases and rents against Allegro and Pembroke and any properties later added by us as described below (the “Credit Support Properties”) and (b) a first priority perfected assignment of a portion of certain of our notes receivable. We are required to add any wholly owned, unencumbered real estate which is located in the United States, is improved by an income-producing multifamily property and which meets the other conditions set forth in the Credit Agreement as a Credit Support Property.  We may remove Credit Support Properties upon satisfaction of conditions provided in the Credit Agreement. We are also required to give a first priority perfected (i) pledge of equity interests in any of our wholly owned subsidiaries as security for the Revolving Credit Facility, including, without limitation, equity interests in the property owning entities of Allegro and Pembroke, and (ii) assignments of additional notes receivable, in each case to the extent that such interests meet the conditions set forth in the Credit Agreement.  At all times during the Initial Term (as defined below), the aggregate appraised value of the Credit Support Properties may not be less than 60% of the total commitment under the Revolving Credit Facility. At extension, and for each period thereafter, the aggregate appraised value of the Credit Support Properties may not be less than 150% of the total commitment under the Revolving Credit Facility. The Credit Support Properties may not serve as credit support for any other indebtedness of the Company.

The Revolving Credit Facility matures on January 14, 2019 (the “Initial Term”) and contains one 12-month extension option that we may exercise upon payment of an extension fee equal to 0.15% of the total commitments under the Revolving Credit Facility on the maturity date and subject to certain other conditions. Until we obtain an investment grade credit rating from at least two of Standard & Poor’s Ratings Group, Fitch, Inc. or Moody’s Investor Service, Inc. (an “Investment Grade Rating”), amounts outstanding under the Revolving Credit Facility will bear interest at either (1) the sum of (a) the highest of (x) the prime rate announced by KeyBank from time to time, (y) the federal funds effective rate plus 0.50%, or (z) one-month LIBOR plus 1.0% (the “Base Rate”), plus (b) 1.50% to 2.25%, depending upon the Company’s then current leverage ratio (the “Leverage Based Base Rate”) or (2) LIBOR plus 2.50% to 3.25% (the “Leveraged Based LIBOR Margin”), depending upon our then current leverage ratio (the “Leveraged Based LIBOR Rate”). Any time after the Company obtains an Investment Grade Rating, we may elect on a one-time basis that the interest rate be determined based on our credit rating rather than our leverage ratio (the “Ratings Based Pricing Election”). After making the Ratings Based Pricing Election, amounts outstanding under the Revolving Credit Facility will bear interest at either (1) the sum of (a) the Base Rate plus (b) 0% to 0.65%, depending upon our then current credit rating (the “Credit Rating Base Rate” and, together with the Leverage Based Base Rate, the “Applicable Base Rate”) or (2) LIBOR plus 0.875% to 1.65% (the “Credit Rating Based LIBOR Margin” and, together with the Leveraged Based LIBOR Margin, the “LIBOR Margin”), depending upon our then current credit rating (the “Credit Rating LIBOR Rate” and, together with the Leveraged Based LIBOR Rate, the “LIBOR Rate”). We may choose whether advances under the Revolving Credit Facility will incur interest at either the Applicable Base Rate or the LIBOR Rate; however, all swing line loans are to incur interest at the Applicable Base Rate. Loans made under the Revolving Credit Facility at the Base Rate (“Base Rate Loans”) and loans made under the Revolving Credit Facility at the LIBOR Rate (“LIBOR Rate Loans”) may each be converted into loans of the other type.

Until we make the Ratings Based Pricing Election, we must pay to the Lenders an unused fee based on (i) an annual rate of 0.30% at such time as less than 50% of the Revolving Credit Facility is being used, or (ii) an annual rate of 0.25% at such time as 50% or more of the Revolving Credit Facility is being used (the “Unused Fee”). After we make the Ratings Based Pricing Election, the Unused Fee no longer accrues and we must instead pay to the Lenders an annual facility fee that equals the amount of the Lenders’ total commitment under the Revolving Credit Facility multiplied by 0.125% to 0.30%, depending upon our credit rating. Upon the issuance of each letter of credit under the Revolving Credit Facility, we must also pay KeyBank a fronting fee equal to (i) the highest of (a) $1,500 or (b) 0.125% of the face amount of the letter of credit, plus (ii) a $250 administrative charge. We must thereafter pay a letter of credit issuance fee on each outstanding letter of credit equal to the face amount of the letter of credit multiplied by the applicable LIBOR Margin. Such fees, other than the fronting fee, are payable quarterly.

The Revolving Credit Facility requires the maintenance of certain financial covenants, including: (i) a maximum consolidated total indebtedness to gross asset value ratio, (ii) a minimum adjusted consolidated EBITDA to consolidated fixed charges ratio, (iii) a minimum consolidated tangible net worth, (iv) a maximum secured indebtedness to gross asset value ratio and (v) a maximum secured recourse indebtedness to gross asset value ratio.

The Revolving Credit Facility provides for several customary events of default, including: (i) our failure to make all payments when due under the Revolving Credit Facility, (ii) our or any of the Guarantors’ failure to perform as required under the Revolving Credit Facility, (iii) a breach of any representation, warranty or covenant by us or any of the Guarantors after the expiration of any applicable grace and cure periods, (iv) the dissolution, termination, liquidation, merger or consolidation of us or any Guarantor other than as permitted under the Revolving Credit Facility, and (v) an unapproved change in control of us. Upon the occurrence of an event of default, all amounts owed by us under the Revolving Credit Facility may become immediately due and payable.

The information set forth herein with respect to the Credit Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Credit Agreement, which will be filed as an exhibit to our Annual Report on Form 10-K for the period ending December 31, 2014.

Item 7.01                                           Regulation FD

On January 20, 2015, the Company issued a press release announcing its entry into the Revolving Credit Facility. A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.                                        Financial Statements and Exhibits

(d)  Exhibits

99.1                                  Press Release dated January 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.
(Registrant)

January 20, 2015	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Press Release dated January 20, 2015